                            SCHEDULE 14A INFORMATION

 Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                                (Amendment No. 1)
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Filed by a party other than the Registrant [  ]

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[  ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                ITEX CORPORATION
                (Name of Registrant as Specified In Its Charter)

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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                            Supplemental Information

                    To Proxy Statement dated December 6, 2002

                                ITEX CORPORATION

     1. Board  Committees:  The  committees  of the Board of  Directors  met the following  number of times in fiscal  2002:  Executive  Committee,  seven times;
Audit  Committee,   nine  times;  Special  Committee,  ten  times;  Compensation
Committee,  seven times. All of the Audit Committee members are "independent" as defined in Rule 4200 of the listing  standards  of the National  Association  of
Securities Dealers. The Company does not believe that as many committee meetings will be  required in fiscal  2003 as were  required  in fiscal 2002  because the restructuring and  reorganization  of the Company  implemented in fiscal 2002 is substantially complete.

     2. Board Compensation: The proxy statement sets forth the standard cash and stock-based  compensation  for Board  members.  In January 2002, in light of the cash  position of the Company at that time,  the outside Board members were paid their cash  directors'  fees in the form of Common  Stock valued at the then per share price of $.09.  Accordingly,  for the period from  February  through  July
2002,  each of the outside  directors  (except Dr.  Bronston)  received  100,000 shares of Common Stock in lieu of $10,000 in cash fees;  Dr.  Bronston  received
75,000 shares of Common Stock in lieu of $7,500 in cash fees.  In addition,  the
Board  may  authorize  additional  compensation  for  extraordinary  service  or circumstances.  In  fiscal  2002,  in  addition  to  the  standard  compensation described in the proxy  statement,  the Board awarded  150,000  shares of Common
Stock  to Mr.  Elder  and  60,000  shares  of  Common  Stock to Mr.  Dethman  in recognition of the extensive amount of time and effort they spent serving on the
Special Committee and assisting management in restructuring and reorganizing the
Company.  The Common Stock was valued at $.08 per share at the time of grant and the Company made an  additional  cash payment to reimburse  the  recipients  for related  tax  liability  in the  aggregate  amount of  $8,900.  The Board has no current intent to make any such extraordinary awards in fiscal 2003.

     3. Additional  Disclosure for Proposal 2 -- 2003 Equity Incentive Plan: The
Company  cannot now  determine  the exact number of options to be granted in the future to the executive officers named under  "COMPENSATION OF ITEX MANAGEMENT", all  current  executive  officers as a group or all other  employees  (including current officers who are not executive  officers) as a group. See  "COMPENSATION
OF ITEX  MANAGEMENT--Options  Granted in Last Fiscal Year" and the related table
(the  "Compensation  Table") for information  about the executive  officers.  In fiscal 2002, options to purchase 1,025,000 shares of Common Stock of the Company were granted to all  executive  officers  shown in the  Compensation  Table as a group and options to purchase 190,000 shares of Common Stock of the Company were granted to all other employees (including current officers who are not executive officers) as a group.

     4. Additional disclosure of fees paid to the Company's independent auditors are as follows:

        Fees related to quarterly reviews and annual audit      $  86,316
                                                                =========

        Other fees:
          Acquisition audit and proforma information on
           ubarter.com                                          $  47,637

          Tax return preparation for 1999, 2000 and 2001
           tax returns                                             35,603

          Other                                                     1,807
                                                                ---------

        Total                                                   $  85,047
                                                                =========